UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2023

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

“Esentai Tower” BC, Floor 7, 77/7 Al Farabi Ave., Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 27, 2023, the Board of Directors (the “Board”) of Freedom Holding Corp. (the “Company”) approved a strategic plan to expand the Company’s business by entering the telecommunications market in Kazakhstan. Pursuant to the new strategic plan, the Company intends to build the foundation for a broader “ecosystem” offering in Kazakhstan, which will enable the Company to benefit from synergies among is core financial services operations and its new telecommunications offerings.

Pursuant to the newly adopted strategic plan, the Company will establish a new independent telecommunications operator in Kazakhstan to provide high-quality mobile communication, broadband internet access, Wi-Fi and digital services to customers. The new business will be operated by Freedom Telecom Holding Limited (“Freedom Telecom”), a wholly-owned subsidiary of the Company incorporated under the laws of the Astana International Financial Center. An experienced core management team has been appointed to Freedom Telecom, and a broader team of specialists with experience in creating successful technology projects in Kazakhstan is currently being assembled.

The Company’s Chairman and CEO, Timur Turlov, served as a member of the board of directors of Kcell, one of the leading providers of mobile telecommunications services in Kazakhstan, from 2019 until October 2023. Based on Mr. Turlov’s experience and knowledge of the market, he and the other members of the Board believe that there is currently an attractive opportunity for a new entrant in the Kazakhstan telecommunications market and that the formation of an ecosystem offering combining financial services and telecoms in Kazakhstan, if successfully implemented, will create significant synergies for the Company and significant growth in the Company’s customer base.

Execution of the new strategic plan is expected to require significant capital investment. Total capital expenditures in connection with Freedom Telecom over the next five years are projected to be approximately $650 million for, among other things, the acquisition of a 5G band license, construction of a backbone network, establishment of a data center and acquisitions of smaller companies in the sector. The Company currently plans to finance these expenditures with a combination of domestic bond financing in Kazakhstan and vendor financing.

Freedom Telecom is expected to be loss-making in each of 2024, 2025 and 2026 and to become profitable starting in 2027, based on assumptions included in the Company’s financial model. While such losses, and increased debt service costs associated with funding the implementation of the strategic plan, will have an adverse effect on the Company’s consolidated net income in the relevant periods, the financial model provides that the successful execution of the new strategic plan will begin to have a significant positive impact on the Company’s consolidated net income starting in 2028.

The Board and management of the Company have concluded that the interests of the Company’s stakeholders are best served by pursuing the new strategic plan, which will enable the Company and its subsidiaries to expand their business consistent with the Company’s general growth strategy.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, including with respect to the Company’s ability to successfully execute its new strategic plan including, among other things, its ability to acquire a 5G band license. All forward-looking statements are subject to uncertainty and changes in circumstances. In some cases, forward-looking statements can be identified by terminology such as “expect,” “new,” “plan,” “seek,” and “will,” or the negative of such terms or other comparable terminology used in connection with any discussion of future plans, actions and events. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the fiscal year ended March 31, 2023, and our other reports and filings with SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: December 1, 2023	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer

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